Exhibit 99.1

Monster Arts Forms Advisory Board With Focus on User Accessibility: Technology Accessibility Advisory Board (TAAB)

June 19, 2013 (ACCESSWIRE via COMTEX) -- Company seeks to promote and facilitate increased utility, mobility, convenience, and connectivity for Smartphone and tablet users with disabilities San Clemente, Calif. - Monster Arts, (OTCBQ: MONT), formerly Monster Offers™, a leading mobile marketing and app technology innovator, announces today the formation of its Technology Accessibility Advisory Board (TAAB). The TAAB is to be comprised of industry experts from a variety of relevant fields, including wireless communications, e-commerce, and health care and intends to provide Monster Arts management and its board of directors with assistance in evaluating the company's existing technologies and in developing new technologies and related products and services, in each instance with an ultimate goal of improving "accessibility" by enhancing the utility, mobility, convenience and/or connectivity of such products or services.

In establishing this group, Monster Arts furthers its commitment to safety, family, and utility-oriented technologies, particularly as those technologies relate to apps for mobile communication devices, including Smartphones and other smart devices. As part of this initiative, the company also recognizes the potential opportunity for adapting its existing intellectual properties either to new uses or to a wider range of users or consumers. As a result, the TAAB will assist the company in its ongoing review of both its own catalogue and its clients' catalog(s) of smart device apps, with a focus on identifying new lifestyle enhancing apps and/or enhancing the accessibility of existing apps for individuals with disabilities, such as those suffering from vision or hearing impairments, amputees, individuals diagnosed with autism, and other impairments that make ordinary Smartphone/tablet usage so much more complicated. Immediately, the TAAB's special attention will be to hands-free technologies such as facial recognition, motion control and thought control technologies.

With this announcement and in this effort, Monster Arts (MONT) now joins market leading companies like IBM and Apple, who similarly recognized the importance of dedicating corporate resources in the form of industry experts, or otherwise, to the design and commercialization of new or more user-friendly, accessible technologies. By way of example, in 2009, the government of India awarded IBM with the National Award for Technology that Assists People with Disabilities. Similarly, many of Apple's now ubiquitous technologies were originally developed to help the disabled use computers. The company also believes that this initiative is consistent with the spirit and intention of Title I of the Americans with Disabilities Act of 1990 (ADA), which prohibits various types of discrimination against qualified individuals with disabilities.

Commented Wayne Irving II, Monster Arts' CEO, "We believe that there remains a great deal of potential work to be done in a wide range of mobile app communications-related areas. These efforts need to focus on the design, development and commercialization of new products and services that leverage off of our existing and emerging technologies so as to help app users or consumers with their specific needs, such as in the case of users who are seniors or disabled, and others who are in need of these new or enhanced products in performing important daily tasks and functions. I see this 'personalization' of the smart device app as the next big trend in app design and development, and in my mind, it's the right thing to do, particularly given our own government's stated position, as set forth in the ADA, regarding the need to level the playing field for those suffering from disabilities."The Technology Accessibility Advisory Board, will collaborate with a number of other like-minded groups and individuals -- including the Orange County Deaf Advocacy Center, an organization committed to assisting and putting an end to discrimination against those with vision and hearing impairments -- in developing technology driven solutions that are specifically designed for those with sensory issues or a wide range of other disabilities,. The size of the potential customer market for the disabled mobile app user is large and growing; a 2010 report by the US Census Bureau reported that the number of people with disabilities had risen to 56.7 million, or approximately 18.7 percent of the civilian non-institutionalized population.

The mission of the TAAB is to create method-driven Smartdevice app-related technologies that are responsive to, and directly address, particular market demands or needs, and, in a more general sense, serve as a force or influence that improves our overall, collective quality of life. The TAAB will be comprised of a five to seven person advisory board, each with industry related experience, and is actively seeking groups and individuals interested in participating in this group.

Prospective advisory board members should please contact Mikey Olson, representative for the company, at 949-335-5354 for additional information.

About Monster ArtsMonster Arts (formerly Monster Offers) is a public company recently created from the merger of Ad Shark, Inc., an innovative leader in mobile marketing advertising consulting and, at the time of the merger, managing more than 1000 contracted-for clients, with Monster Offers, a leading Daily Deal analytics and lead source service provider.

In addition to many specialties, the company prides itself on its ability to collect and publish Daily Deals from multiple sites in numerous local communities across the U.S. and Canada, while also developing and implementing mobile advertising strategies constructed around, and based on, a robust media and advertising delivery system. This innovative approach to integrating traditional internet advertising with optimized media and cutting edge ad delivery methods is tailored specifically for the applicable Smart Device, OS or screen resolution platform. In addition to developing the "white-label" appstore technology and app content management system in Apphysteria®, Monster Arts also offers a GPS-driven Daily Deals aggregation app called Monster Offers, where app users can choose from 100 or more Daily Deal providers and tens of thousands of Daily Deals, all delivered filtered and in real time according to your GPS location. Apps are available at: www.monsteroffers.com

Media Contact:

Brett Staley

(949) 335-5350

Investor Relations Contact:877-904-9464

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including, but not limited to, the risks associated with the management appointment described in this press release, and other risks identified in the filings by Monster Offers (MONT), with the U. S. Securities and Exchange Commission. Further information on risks faced by MONT are detailed in the Form 10-K for the year ended December 31, 2012, and in its subsequent Quarterly Reports on Form 10-Q. These filings are or will become available on a website maintained by the U. S. Securities and Exchange Commission at http://www.sec.gov. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Monster Offers does not undertake any obligation to publicly release the any revision to these forward-looking statements that may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Included in this release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to have been correct. The company's actual results could differ materially from those anticipated in the forward-looking statements.